UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 20, 2011, with an effective date of June 27, 2011, by and among BJ Services Company LLC (“Company”), a Delaware limited liability company and a wholly owned subsidiary of Baker Hughes Incorporated and Western Atlas Inc. (“Successor Company”), a Delaware corporation and a wholly owned subsidiary of Baker Hughes Incorporated, the Company will merge with and into Successor Company (the “Merger”), and the separate existence of the Company will cease.
     On June 21, 2011, the Company and the Successor Company executed and delivered to Wells Fargo Bank, National Association, as trustee (“Trustee”), the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated June 8, 2006 (the “Indenture”), among BJ Services Company and the Trustee. Pursuant to the Fifth Supplemental Indenture, the Successor Company, upon consummation of the Merger, will assume all of the obligations of the Company with respect to the Indenture and the 6.00% Senior Notes due 2018 (the “2018 Notes”) issued by BJ Services Company pursuant to the Third Supplemental Indenture to the Indenture (the “Third Supplemental Indenture”), dated as of May 19, 2008, among BJ Services Company and the Trustee. As of June 21, 2011, there were $250 million in aggregate principal amount of the 2018 Notes outstanding.
     The description of the 2018 Notes is qualified in its entirety by reference to the full text of the Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.
Item 2.03 Creation of a Direct Financial Obligation.
     The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
Forward-Looking Statements
     Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. The words “will” and similar expressions are intended to identify forward-looking statements. Our expectations with regard to succession matters are subject to various factors and conditions. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)

     4.1 — Indenture, dated June 8, 2006, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BJ Services’ Current Report on Form 8-K filed on June 12, 2006).
     4.2 — Third Supplemental Indenture, dated May 19, 2008, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018 (incorporated by reference to Exhibit 4.2 to BJ Services’ Current Report on Form 8-K filed on May 23, 2008).
     4.3 — Fourth Supplemental Indenture, dated April 28, 2010, between BJ Services Company, as issuer, BSA Acquisition LLC, Baker Hughes Incorporated and Wells Fargo Bank, N.A., as trustee, with respect to the 5.75% Senior Notes due 2011 and the 6% Senior Notes due 2018 (incorporated by reference to Exhibit 4.4 to Baker Hughes Incorporated’s Current Report on Form 8-K filed on April 29, 2010).
     4.4* — Fifth Supplemental Indenture, dated June 21, 2011, between BJ Services Company LLC, as company, Western Atlas Inc., as successor company, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018.

*      Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: June 23, 2011	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.4
Fifth Supplemental Indenture, dated June 21, 2011, between BJ Services Company LLC, as company, Western Atlas Inc., as successor company, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018.